Exhibit 1.01

Siliconware Precision Industries Co., Ltd.

Conflict Minerals Report

For the Year Ended December 31, 2015

Introduction

This is the Conflict Minerals Report (“Report”) of Siliconware Precision Industries Co., Ltd. (“SPIL”, “Company”, “we”, “us” or “our”) for the calendar year 2015 in accord with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule sets forth certain due diligence and reporting obligations for companies registered with the U.S. Securities and Exchange Commission (“SEC”) whose products contain conflict minerals necessary to the functionality or production of a product manufactured by the registrant or contracted by the registrant to be manufactured. The Rule defines “Conflict Minerals” to include cassiterite, columbite-tantalite, gold, wolframite, or their derivatives limited to tin, tantalum, tungsten, and gold (collectively referred to as “3TG”).

SPIL manufactures a wide range of products that contain Conflict Minerals, but does not directly purchase raw ore or unrefined Conflict Minerals or make purchases from the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively referred to as the “Covered Countries”).

Pursuant to the Rule, SPIL conducted a Reasonable Country of Origin Inquiry (“RCOI”) on the source and chain of custody of the necessary Conflict Minerals in our products which we had reason to believe may have originated from the Covered Countries and which may not have come from recycled or scrap sources, to determine whether such products were “Conflict Free”. The term “Conflict Free” is used in this Report in a broader sense to refer to suppliers, supply chains, smelters and refiners whose sources of Conflict Minerals did not or do not directly or indirectly finance or benefit armed groups in the Covered Countries.

Business Overview

SPIL is one of the world’s leading independent providers of semiconductor packaging and testing services. We offer a full range of packaging and testing solutions, including advanced packages, substrate packages and lead-frame packages, as well as testing for logic and mixed signal devices. We also offer our customer turnkey service, from packaging and testing to shipment service.

Our packaging services

We offer a broad range of package formats designed to provide our customers with a full array of packaging solutions. The packaging solutions we currently offer to our customers include substrate packages, which include ball grid array and system in packages (incorporating multiple semiconductor chips) and flip-chip ball grid array packages, together with lead-frame packages.

Our testing services

Wafer Probing: Wafer probing is the step immediately before packaging of integrated circuits and involves sorting the processed wafer for defects to ensure that it meets customer acceptance criteria. Integrated circuits on an accepted wafer are then individually inspected visually under microscopes before packaging and final testing.

Final Testing: We provide final testing services for a wide variety of logic and mixed signal and RF integrated circuit packages and other integrated circuit packages, including complex and high performance integrated circuits, as well as lower-performance ones. High-performance products include personal computer-related components such as CPU chipsets and graphic processors, while major lower-performance products include integrated circuits used in consumer electronics products.

Other Testing Services: In addition to wafer probing and final testing services described above, we also provide “system-level testing” service for testing products on motherboards, “lead/ball scanner” service to screen out abnormal products, including bent lead or ball defective devices, so as to prevent them from being shipped to the end customers, “marking” service to specify the unique customer logo and batch identification on products and “tape and reel” service to packaging devices into one complete reel for surface mount operation.

We utilize Conflict Minerals which are necessary to implement our packaging services on our customers’ products. No Conflict Minerals are used when conducting testing services.

Reasonable Country of Origin Inquiry (RCOI)

SPIL does not directly purchase Conflict Minerals but purchases materials from a wide network of suppliers that source materials from their sub-tier suppliers. Our supply chain is extensive and complex with many layers of suppliers positioned between us and 3TG smelters, refiners, and mines.

We require our suppliers to provide Material Data Sheets (“MDS”) which specify each and every substance, including, but not limited to, 3TG contained in the products and components supplied to us. Based on the MDS and through our comprehensive scoping process, we identified 97 affected suppliers providing SPIL with Conflict Minerals. These 97 suppliers have duly provided us with their respective 3TG sourcing survey results by using EICC/GeSI Conflict Minerals Reporting Templates (“CMRT”).

After conducting RCOI for 2015, we had reason to believe that any of the 3TG used in connection with applicable products may have originated in the Covered Countries, or not from recycled or scrap sources.

Due Diligence Designs

In accordance with the Rule, SPIL undertook to determine the Conflict Minerals status for the necessary Conflict Minerals used in our packaging services. We designed and conduct our due diligence measures in conformance with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition (“OECD Guidance”), which is an internationally recognized due diligence framework.

Due Diligence Designs Performed

Step 1: Establish strong management system

•	Adopted and maintained a corporate policy to refrain from knowingly purchasing any products, components or materials that contain Conflict Minerals.

•	Established an internal Conflict Minerals mechanism including procedure specifications as guidance to manage this agenda.

•	Organized a project team involving cross-functional groups including purchasing, operations, engineering, customer service, legal and others to implement and perform this agenda in collaboration with our suppliers and customers.

•	Implemented a Conflict Mineral communication mechanism to promote transparency in SPIL’s Conflict Mineral supply chain.

•	Required Conflict Minerals documents to be retained for 5 years, in accordance with the OECD Guidance.

•	Maintained and published on SPIL’s official website a company-level grievance mechanism where an interested party is allowed to voice concerns relating to Conflict Minerals.

Step 2: Identify and assess risk in the supply chain

•	Identified a total of 97 affected suppliers (“Suppliers”) according to our product scoping process and conducted complete surveys.

•	Required the Suppliers to use CMRT as the survey tool and duly obtained CMRTs from all our surveyed suppliers. Developed and implemented the CMRT review guidance to standardize the process of reviewing the collected CMRTs.

•	Received several rounds of requests and communicated with direct suppliers to obtain complete information.

•	Identified and assessed risks by utilizing the information provided by EICC/GeSI Conflict Free Smelter Program (“CFSP”) or the industry equivalents.

Step 3: Design and implement a strategy to respond to identified risks

•	Required the Suppliers to determine whether the materials used in their products can be identified as ConflictFree.

•	Strengthened engagement with the Suppliers with a written provision in issued purchase orders.

•	Implemented a risk management mechanism to mitigate identified risks that our direct suppliers are not using Conflict Free smelters/refiners certified by CFSP (“Non-Conflict Free Suppliers”).

•	Reviewed the identified risks and requested Non-Conflict Free Suppliers to mitigate the risks by removing non-Conflict Free smelters/refiners from our supply chain.

•	Established communication channels to notify our customers and suppliers regarding the non-Conflict Free status and sought collaboration to build a Conflict Free supply chain.

•	Suggested that Non-Conflict Free Suppliers encourage or require those non-Conflict Free smelters/refiners to join the CFSP or the industry equivalents.

Step 4: Carry out independent third-party audits of smelters/refiners’ due diligence practices

•	Undertook an Independent Private Sector Audit (IPSA) for calendar year 2015 of our Conflict Minerals Report to ensure it is in accordance with the requirements of the Rule and the subsequent SEC public statement.

•	Leveraged independent smelter audits of CFSP or the industry equivalents to support certain statements contained in this CMR.

Step 5: Report annually on supply chain due diligence

•	Filed Form SD and Conflict Minerals Report for calendar year 2015 with the SEC on or before May 31, 2016.

Due Diligence Result

Pursuant to the due diligence design and measures performed as described above, we have made a reasonable good faith effort and found no reasonable basis for determining that SPIL, within our management’s control and authority, sourced Conflict Minerals that directly or indirectly finance or benefit armed groups in the Covered Countries, and as such, that are products and source materials are “DRC Conflict Free”.

Due Diligence Improvement

In the next compliance period, SPIL intends to take the following steps to improve the information gathered from our due diligence measures to further mitigate the risk that the necessary Conflict Minerals may directly or indirectly benefit or finance armed groups in the Covered Countries. These steps include, but are not limited to:

•	Continue to convey to our suppliers SPIL’s corporate policy on responsible sourcing.

•	Conduct audits of suppliers audit in order to ensure the accuracy and validity of the CMRTs provided by our direct suppliers, and also assist our suppliers to align their Conflict Minerals management systems with ours.

•	Continuously improve our due diligence procedures.

Independent Private Sector Audit

KPMG conducted an independent private sector audit for us and such audit report, which is referred to as the Independent Private Sector Audit Report, is set forth in Exhibit 2.

Exhibit 1

Exhibit 1: List of all Smelters and Refiners Identified by SPIL

Mineral	Smelter or Refiner Name	Country Location

Gold	Advanced Chemical Company	UNITED STATES

Gold	Aida Chemical Industries Co., Ltd.	JAPAN

Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL

Gold	Argor-Heraeus SA	SWITZERLAND

Gold	Asahi Pretec Corporation	JAPAN

Gold	Asahi Refining Canada Limited	CANADA

Gold	Asahi Refining USA Inc.	UNITED STATES

Gold	Asaka Riken Co., Ltd.	JAPAN

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY

Gold	Aurubis AG	GERMANY

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	Bauer Walser AG	GERMANY

Gold	Boliden AB	SWEDEN

Gold	C. Hafner GmbH + Co. KG	GERMANY

Gold	Caridad	MEXICO

Gold	CCR Refinery - Glencore Canada Corporation	CANADA

Gold	Cendres + Métaux SA	SWITZERLAND

Gold	Chimet S.p.A.	ITALY

Gold	Chugai Mining	JAPAN

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA

Gold	Do Sung Corporation	KOREA, REPUBLIC OF

Gold	DODUCO GmbH	GERMANY

Gold	Dowa	JAPAN

Gold	Eco-System Recycling Co., Ltd.	JAPAN

Mineral	Smelter or Refiner Name	Country Location

Gold	Elemetal Refining, LLC	UNITED STATES

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES

Gold	Faggi Enrico S.p.A.	ITALY

Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA

Gold	Geib Refining Corporation	UNITED STATES

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

Gold	Guangdong Jinding Gold Limited	CHINA

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

Gold	Heimerle + Meule GmbH	GERMANY

Gold	Heraeus Ltd. Hong Kong	CHINA

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA

Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	Istanbul Gold Refinery	TURKEY

Gold	Japan Mint	JAPAN

Gold	Jiangxi Copper Company Limited	CHINA

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	JSC Uralelectromed	RUSSIAN FEDERATION

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN

Gold	Kazzinc	KAZAKHSTAN

Gold	Kennecott Utah Copper LLC	UNITED STATES

Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND

Gold	Kojima Chemicals Co., Ltd.	JAPAN

Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	L’ azurde Company For Jewelry	SAUDI ARABIA

Mineral	Smelter or Refiner Name	Country Location

Gold	Lingbao Gold Company Limited	CHINA

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA

Gold	Materion	UNITED STATES

Gold	Matsuda Sangyo Co., Ltd.	JAPAN

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA

Gold	Metalor Technologies SA	SWITZERLAND

Gold	Metalor USA Refining Corporation	UNITED STATES

Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO

Gold	Mitsubishi Materials Corporation	JAPAN

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA

Gold	Morris and Watson	NEW ZEALAND

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN

Gold	Nihon Material Co., Ltd.	JAPAN

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION

Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	PAMP SA	SWITZERLAND

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	PX Précinox SA	SWITZERLAND

Mineral	Smelter or Refiner Name	Country Location

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA

Gold	Republic Metals Corporation	UNITED STATES

Gold	Royal Canadian Mint	CANADA

Gold	Sabin Metal Corp.	UNITED STATES

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF

Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF

Gold	SAXONIA Edelmetalle GmbH	GERMANY

Gold	Schone Edelmetaal B.V.	NETHERLANDS

Gold	SEMPSA Joyería Platería SA	SPAIN

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA

Gold	Singway Technology Co., Ltd.	TAIWAN

Gold	So Accurate Group, Inc.	UNITED STATES

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Gold	Solar Applied Materials Technology Corp.	TAIWAN

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold	T.C.A S.p.A	ITALY

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA

Gold	Tokuriki Honten Co., Ltd.	JAPAN

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA

Gold	Torecom	KOREA, REPUBLIC OF

Gold	Umicore Brasil Ltda.	BRAZIL

Gold	Umicore Precious Metals Thailand	THAILAND

Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM

Gold	United Precious Metal Refining, Inc.	UNITED STATES

Gold	Valcambi SA	SOUTH AFRICA

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA

Mineral	Smelter or Refiner Name	Country Location

Gold	WIELAND Edelmetalle GmbH	GERMANY

Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN

Gold	Yokohama Metal Co.,Ltd.	JAPAN

Gold	Yunnan Copper Industry Co., Ltd.	CHINA

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA

Mineral	Smelter or Refiner Name	Country Location

Tin	Alpha	UNITED STATES

Tin	An Thai Minerals Co., Ltd.	VIET NAM

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA

Tin	China Tin Group Co., Ltd.	CHINA

Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA

Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL

Tin	CV Ayi Jaya	INDONESIA

Tin	CV Dua Sekawan	INDONESIA

Tin	CV Gita Pesona	INDONESIA

Tin	CV Serumpun Sebalai	INDONESIA

Tin	CV United Smelting	INDONESIA

Tin	CV Venus Inti Perkasa	INDONESIA

Tin	Dowa	JAPAN

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM

Tin	Elmet S.L.U. (Metallo Group)	SPAIN

Tin	EM Vinto	BOLIVIA

Tin	Estanho de Rondônia S.A.	BRAZIL

Tin	Feinhütte Halsbrücke GmbH	GERMANY

Tin	Fenix Metals	POLAND

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA

Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA

Tin	Melt Metais e Ligas S/A	BRAZIL

Tin	Metallic Resources, Inc.	UNITED STATES

Mineral	Smelter or Refiner Name	Country Location

Tin	Metallo-Chimique N.V.	BELGIUM

Tin	Mineração Taboca S.A.	BRAZIL

Tin	Minsur	PERU

Tin	Mitsubishi Materials Corporation	JAPAN

Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM

Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

Tin	Operaciones Metalurgical S.A.	BOLIVIA

Tin	Phoenix Metal Ltd.	RWANDA

Tin	PT Alam Lestari Kencana	INDONESIA

Tin	PT Aries Kencana Sejahtera	INDONESIA

Tin	PT Artha Cipta Langgeng	INDONESIA

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA

Tin	PT Babel Inti Perkasa	INDONESIA

Tin	PT Bangka Kudai Tin	INDONESIA

Tin	PT Bangka Prima Tin	INDONESIA

Tin	PT Bangka Putra Karya	INDONESIA

Tin	PT Bangka Timah Utama Sejahtera	INDONESIA

Tin	PT Bangka Tin Industry	INDONESIA

Tin	PT Belitung Industri Sejahtera	INDONESIA

Tin	PT BilliTin Makmur Lestari	INDONESIA

Tin	PT Bukit Timah	INDONESIA

Tin	PT Cipta Persada Mulia	INDONESIA

Tin	PT DS Jaya Abadi	INDONESIA

Tin	PT Eunindo Usaha Mandiri	INDONESIA

Tin	PT Fang Di MulTindo	INDONESIA

Tin	PT Inti Stania Prima	INDONESIA

Tin	PT Justindo	INDONESIA

Tin	PT Karimun Mining	INDONESIA

Tin	PT Koba Tin	INDONESIA

Tin	PT Mitra Stania Prima	INDONESIA

Tin	PT Panca Mega Persada	INDONESIA

Mineral	Smelter or Refiner Name	Country Location

Tin	PT Pelat Timah Nusantara Tbk	INDONESIA

Tin	PT Prima Timah Utama	INDONESIA

Tin	PT Refined Bangka Tin	INDONESIA

Tin	PT Sariwiguna Binasentosa	INDONESIA

Tin	PT Seirama Tin Investment	INDONESIA

Tin	PT Stanindo Inti Perkasa	INDONESIA

Tin	PT Sukses Inti Makmur	INDONESIA

Tin	PT Sumber Jaya Indah	INDONESIA

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA

Tin	PT Timah (Persero), Tbk	INDONESIA

Tin	PT Tinindo Inter Nusa	INDONESIA

Tin	PT Tirus Putra Mandiri	INDONESIA

Tin	PT Tommy Utama	INDONESIA

Tin	PT Wahana Perkit Jaya	INDONESIA

Tin	Resind Indústria e Comércio Ltda.	BRAZIL

Tin	Rui Da Hung	TAIWAN

Tin	Soft Metais Ltda.	BRAZIL

Tin	Thaisarco	THAILAND

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM

Tin	VQB Mineral and Trading Group JSC	VIET NAM

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

Tin	Yunnan Tin Group (Holding) Company Limited	CHINA

Mineral	Smelter or Refiner Name	Country Location

Tantalum	Avon Specialty Metals Ltd.	UNITED KINGDOM

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA

Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA

Tantalum	D Block Metals, LLC	UNITED STATES

Tantalum	Duoluoshan	CHINA

Tantalum	Exotech Inc.	UNITED STATES

Tantalum	F&X Electro-Materials Ltd.	CHINA

Tantalum	FIR Metals & Resource Ltd.	CHINA

Tantalum	Global Advanced Metals Aizu	JAPAN

Tantalum	Global Advanced Metals Boyertown	UNITED STATES

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA

Tantalum	H.C. Starck Co., Ltd.	THAILAND

Tantalum	H.C. Starck GmbH Goslar	GERMANY

Tantalum	H.C. Starck GmbH Laufenburg	GERMANY

Tantalum	H.C. Starck Group	GERMANY

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY

Tantalum	H.C. Starck Inc.	UNITED STATES

Tantalum	H.C. Starck Ltd.	JAPAN

Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	KEMET Blue Metals	MEXICO

Tantalum	KEMET Blue Powder	UNITED STATES

Tantalum	King-Tan Tantalum Industry Ltd.	CHINA

Tantalum	LSM Brasil S.A.	BRAZIL

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA

Tantalum	Mineração Taboca S.A.	BRAZIL

Mineral	Smelter or Refiner Name	Country Location

Tantalum	Mitsui Mining & Smelting	JAPAN

Tantalum	Molycorp Silmet A.S.	ESTONIA

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tantalum	Plansee SE Liezen	AUSTRIA

Tantalum	Plansee SE Reutte	AUSTRIA

Tantalum	QuantumClean	UNITED STATES

Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

Tantalum	Taki Chemicals	JAPAN

Tantalum	Telex Metals	UNITED STATES

Tantalum	Tranzact, Inc.	UNITED STATES

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA

Tantalum	Zhuzhou Cemented Carbide	CHINA

Mineral	Smelter or Refiner Name	Country Location

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA

Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA

Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

Tungsten	H.C. Starck GmbH	GERMANY

Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION

Tungsten	Japan New Metals Co Ltd	JAPAN

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA

Mineral	Smelter or Refiner Name	Country Location

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

Tungsten	Kennametal Fallon	UNITED STATES

Tungsten	Kennametal Huntsville	UNITED STATES

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA

Tungsten	Niagara Refining LLC	UNITED STATES

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM

Tungsten	Pobedit, JSC	RUSSIAN FEDERATION

Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Exhibit 2

Exhibit 2: the Independent Private Sector Audit Report

Independent Accountants’ Report

To the Board of Directors and Stockholders of Siliconware Precision Industries Co., Ltd.

We have examined:

•	whether the design of Siliconware Precision Industries Co., Ltd. (the “Company”) due diligence framework as set forth in the “Due Diligence Designs” of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2015, is in conformity, in all material respects, with the criteria set forth in the Organisation of Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition 2013 (“OECD Due Diligence Guidance”), and

•	whether the Company’s description of the due diligence measures it performed, as set forth in the “Due Diligence Designs Performed” section of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2015, is consistent, in all material respects, with the due diligence process that the Company undertook.

Management from the Company is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company’s due diligence framework and on the description of the due diligence measures the Company performed, based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and the standards applicable to attestation engagements contained in Government Auditing Standards, issued by the Comptroller General of the United States, and, accordingly, included examining, on a test basis, evidence about the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed, and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Our examination was not conducted for the purpose of evaluating:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance;

•	The completeness of the Company’s description of the due diligence measures performed;

•	The suitability of the design or operating effectiveness of the Company’s due diligence process;

•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;

•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof; or

•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Conflict Minerals Report other than the “Due Diligence Designs” and “Due Diligence Designs Performed” sections.

In our opinion,

•	the design of the Company’s due diligence framework for the reporting period from January 1 to December 31, 2015, as set forth in the “Due Diligence Designs” section of the Conflict Minerals Report in conformity, in all material respects, with the OECD Due Diligence Guidance, and

•	the Company’s description of the due diligence measures it performed as set forth in the “Due Diligence Designs Performed” section of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2015, is consistent, in all material respects, with the due diligence process that the Company undertook.

/s/ KPMG

Taipei, Taiwan (the Republic of China)

May 30, 2016